UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2018

INTREorg Systems, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-53262	45-0526215
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2600 E. Southlake Blvd., Suite 120-366
Southlake, TX		76092
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: 817-313-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 27, 2018, the board of directors of INTREorg Systems, Inc. approved and appointed Richard J. Nummi, age 59, to serve as director and chairman of our executive compensation committee.

Richard M. Nummi, Jr., brings over 20 years of broad-based executive regulatory compliance experience encompassing project management, leadership motivation, supervision and performance management, human resources management, business liaison relations, systems analysis conversions, budgeting negotiations, policies and procedures, problem solving, and change management. Currently, Mr. Nummi is Managing Partner and Chief Legal Officer of Nummi & Associates, P.A., a specialized regulatory law firm, and is a financial industry business consultant, crisis manger, and risk management and abatement consultant.

Prior to Nummi & Associates, Mr. Nummi served as Securities Regulator with the U.S. Securities and Exchange Commission and is a recognized public speaker on the topic of regulatory compliance. Mr. Nummi has served as general counsel and compliance officer to several corporations including GAH Holdings Corporation, Jefferson Pilot Financial and INVEST Financial Corporation / Zurich-Kemper. Mr. Nummi also was a registered representative with Morgan Stanley Dean Witter Reynolds. Mr. Nummi served in Naval Intelligence while in the United States Navy. Mr. Nummi holds a J.D from Stetson University College of Law and a B.A from Virginia Wesleyan University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2018	IntreOrg Systems, Inc.
By: /s/ Thomas E. Lindholm
Thomas E. Lindholm, Executive Director

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Board of Directors Agreement – Richard M. Nummi